                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                          ----------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                          ----------------------

                        YANKEE ENERGY SYSTEM, INC.
          (Exact name of registrant as specified in its charter)

     Connecticut                                  06-1236430
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

                          ----------------------

                           599 Research Parkway
                          Meriden, CT  06450-1030
                              (203) 639-4000
            (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                          ----------------------

         1996 Yankee Energy Long-Term Incentive Compensation Plan
                         (Full title of the plan)

                          ----------------------

                              Mary J. Healey
               Vice President, General Counsel and Secretary
                        Yankee Energy System, Inc.
                           599 Research Parkway
                          Meriden, CT  06450-1030
                              (203) 639-4405
        (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                          ----------------------

                                 Copy to:

                           Scott L. Murphy, Esq.
                           Shipman & Goodwin LLP
                             One American Row
                            Hartford, CT 06103
                              (860) 251-5000

                     CALCULATION  OF REGISTRATION FEE

Title of
Each                          Proposed     Proposed
Class of                      Maximum      Maximum       Amount
Securities        Amount       Offering     Aggregate       of
to be            to be        Price per    Offering  Registration
Registered(1)    Registered   Share(2)     Price(2)        Fee
-------------    ----------    ---------    ---------  ----------
Common Stock,
par value $5.00   522,477       $22.50      $11,755,733   $3,562


(1) The Registration Statement also pertains to Rights to purchase one share of Common Stock of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Yankee Energy System, Inc. Common Stock and will be transferred only with such securities.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based on the average of the high and low price per share of $22.50 on May 22, 1997, as reported by the New York Stock Exchange.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information statement being delivered by Yankee Energy System, Inc. (the "Company") to participants in the Company's 1996 Yankee Energy Long-Term Incentive Compensation Plan (the "Plan"), as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $5.00 per share, issued or reserved for issuance pursuant to awards under the Plan. The information with respect to awards granted under the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by
Item 2 of Part I of Form S-8.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
-------   ----------------------------------------

     The following documents, previously filed with the Commission, are hereby incorporated by reference in this registration statement:

     (a) Yankee Energy's Annual Report on Form 10-K for the year ended September 30, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 1996 and March 31, 1997;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above;

     (d) The description of the Shares contained in the Registration Statement on Form 10 dated April 14, 1989, filed under the 1934 Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (e) The description of the Company's Rights contained in the Company's 1934 Exchange Act Registration Statement on Form 8A filed with the Commission on December 6, 1989, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by Yankee Energy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.   Description of Securities.
-------   --------------------------

     This item is not applicable.


Item 5.   Interests of Named Experts and Counsel.
-------   ---------------------------------------

     This item is not applicable.


Item 6.   Indemnification of Directors and Officers.
-------   ------------------------------------------

     Sections 33-770, 33-771 and 33-776 of the Connecticut Business Corporations Act require or permit the Company, in certain circumstances and subject to certain limitations therein set forth, to indemnify each of its directors and officers, among others, made a party to threatened, pending or completed legal proceeding by reason of his or her being or having been a director of officer, against expenses, including attorneys' fees, incurred by him or her and, in addition in the case of any such proceeding other than one by or in the right of the Company, against judgments, settlements, fines, penalties or reasonable expenses incurred by him or her in connection with such proceeding. Article VI of the Bylaws of the Company provides for indemnification of directors and officers, among others, to the fullest extent now or hereafter permitted by law.

     Section 33-377 authorizes the Company to procure insurance providing greater indemnification against liability than that authorized by sections 33-771 or 33-772. The Company has purchased insurance policies which ensure directors and officers of the Company and of its subsidiaries against certain liabilities that might be incurred by them in such capacities and that insures the Company for amounts that may be paid by it to indemnify the directors and officers covered by the policies.

Item 7.   Exemption from  Registration Claimed.
-------   -------------------------------------

     This item is not applicable.

Item 8.   Exhibits.
-------   ---------

     The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:


Exhibit Number      Description of Exhibits
--------------      -----------------------
     4.1            Restated Certificate of Incorporation of the
                    Company (filed as an Exhibit in the Company's
                    Registration Statement on Form 10 dated April
                    14, 1989 ("Form 10"))

     4.2            Amended Bylaws of the Company (filed in Form
                    10)

     4.3 Description of the Company's common stock and specimen of the Company's common stock contained in the Company's Registration
                    Statement in Form 10

     4.4            Rights Agreement dated as of November 20,
                    1989, between the Company and Rights Agent named therein, as amended (filed in the Company's Registration Statement on Form 8-A, dated December 7, 1989), as amended by Amendment No. 1 dated as of May 10, 1990
                    (filed in the Company's Form 8, dated May 30,
                    1990), as further amended by Amendment No. 2 dated as of January 23, 1991 (filed in the Company's Form 8, dated January 31, 1991)

     5.1*           Opinion of Shipman & Goodwin LLP

     15.1*          Awareness Letter of Independent Accountants,
                    Arthur Andersen LLP

     23.1*          Consent of Independent Accountants, Arthur
                    Andersen LLP

     23.2*          Consent of Shipman & Goodwin LLP (included in
                    Exhibit 5.1)

     24.1* Power of Attorney (included in Page II-5 of this Registration Statement, on signature page of the Edgarized version)

     99.1*          1996 Yankee Energy Long-Term Incentive
                    Compensation Plan
-----------------
* Filed herewith


Item 9.   Undertakings.
-------   -------------

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Meriden and State of Connecticut on the 22nd day of May, 1997.

                              YANKEE ENERGY SYSTEM, INC.



                              BY  /s/   Branko Terzic
                                  ---------------------------
                                   Branko Terzic,
                                   Chairman, President
                                   and Chief Executive Officer

                             POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints Charles E. Gooley and Mary J. Healey, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments, to this Registration Statement.

                       ----------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     Signature                Title                  Date
     ---------                -----                  ----
/s/Branko Terzic           Chairman, President    May 22, 1997
                           and Chief Executive
                           Officer
                           (principal executive officer)

/s/Michael E. Bielonko     Vice President and     May 22, 1997
                           Chief Financial Officer
                           (principal financial officer)


/s/Nicholas A. Rinaldi     Controller             May 22, 1997
                           (principal accounting officer)

/s/Sanford Cloud, Jr.      Director               May 22,1997

/s/Eileen S. Kraus         Director               May 22,1997

/s/Frederick M. Lowther    Director               May 22,1997

/s/Patricia M. Worthy      Director               May 22,1997

/s/Emery G. Olcott         Director               May 22,1997

/s/Nicholas L. Trivisonno  Director               May 22,1997


                               EXHIBIT INDEX


Exhibit                                           Sequentially
Number         Description of Exhibits            Numbered Page
-------        -----------------------            -------------
 5.1           Opinion of Shipman & Goodwin LLP

 15.1          Awareness Letter of Independent
               Accountants, Arthur Andersen LLP

 23.1          Consent of Independent Accountants,
               Arthur Andersen LLP

 23.2          Consent of Shipman & Goodwin LLP
               (included in Exhibit 5.1)

 24.1 Power of Attorney (included in Page II-5 of this Registration Statement).

 99.1          1996 Yankee Energy Long-Term
               Incentive Compensation Plan
